UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 7, 2016 (December 31, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine, Suite 500
Denver, CO 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On December 31, 2015, James Russell (J.R.) Reger’s position as Vice Chairman of Emerald Oil, Inc. (the “Company”) was not renewed effective as of December 31, 2015. On January 2, 2016, Mr. Reger advised the Board of Directors of the Company that he would be resigning from his position as a member on the Company’s Board of Directors, effective as of January 2, 2016.

(d)	The Company is pleased to announce that the Board has appointed Matthew Sheehy to serve on the Board of Directors, effective as of January 8, 2016. Mr. Sheehy will be entitled to compensation as a member of the Board that is consistent with the compensation that is provided to other members of the Board. The Board has not yet determined which committees, if any, Mr. Sheehy will be appointed to.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

17.1	Resignation Letter from James Russell Reger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.
Date: January 7, 2016	By: /s/ Ryan Smith Ryan Smith Chief Financial Officer